UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant [   ]

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ENTERTAINMENT, INC.

(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MARVEL ENTERTAINMENT, INC.

417 Fifth Avenue

New York, New York 10016

March 27, 2006

Dear Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Marvel Entertainment, Inc., which will be held at 2:00 p.m., local time, on Thursday, May 4, 2006 at the offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York. The matters to be acted upon at the Annual Meeting are proposals to:

1.	Re-elect two of our directors;
2.

Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2006; and

3.	Transact such other business as may properly come before the Annual Meeting.

The proposals referred to above are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. Whether or not you plan to attend the Annual Meeting, we urge you to vote on the Internet, or by telephone at 1-800-690-6903, or to complete, date, sign and return your proxy card in the enclosed prepaid envelope as promptly as possible so that your shares will be voted at the Annual Meeting. This will not limit your right to vote in person or to attend the Annual Meeting.

To Vote by Internet and to Receive Materials Electronically

Read the Proxy Statement.

Go to the website (www.proxyvote.com) that appears on your Proxy Card.

Enter the control number found in the shaded box on the front of your Proxy Card and follow the simple instructions.

Choose to receive an e-mail notice when proxy statements and annual reports are available for viewing over the Internet. You will cut down on bulky paper mailings, help the environment, and lower expenses paid by Marvel, your company.

The deadline for Internet and telephone voting is 11:59 p.m., Eastern Daylight Savings Time, on May 3, 2006. I encourage you to vote via the Internet using the control number that appears on the front of your Proxy Card and to choose to view future mailings electronically rather than receiving them on paper.

Sincerely,

/s/ Isaac Perlmutter

Isaac Perlmutter

Chief Executive Officer

MARVEL ENTERTAINMENT, INC.

417 Fifth Avenue

New York, New York 10016

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Marvel Entertainment, Inc.:

Notice is hereby given that the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of Marvel Entertainment, Inc., a Delaware corporation (the “Company”), will be held at 2:00 p.m., local time, on Thursday, May 4, 2006 at the offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York, for the following purposes:

1.	To consider and vote upon a proposal to re-elect two directors of the Company to serve until the election and qualification of their respective successors;
2.

To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2006; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The accompanying proxy statement describes the matters to be considered at the Annual Meeting. The Board of Directors has fixed the close of business on March 13, 2006 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof. A complete list of the stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder at the Annual Meeting. In addition, the list of stockholders will be open for examination by any stockholder for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of ten days prior to the Annual Meeting, at the offices of the Company at 417 Fifth Avenue, New York, New York 10016.

To ensure that your vote will be counted, please vote on the Internet, or by telephone at 1-800-690-6903, or promptly complete, date, sign and return the enclosed proxy card in the enclosed prepaid envelope, whether or not you plan to attend the Annual Meeting. You may revoke your vote in the manner described in the proxy statement at any time before the proxy has been voted at the Annual Meeting.

By Order of the Board of Directors,

/s/ Benjamin Dean

Benjamin Dean

Secretary

March 27, 2006

If you have any questions or need assistance in voting your shares, call the Company’s investor relations department at (212) 576-4000.

MARVEL ENTERTAINMENT, INC.

417 Fifth Avenue

New York, New York 10016

___________________

PROXY STATEMENT

for the

2006 Annual Meeting of Stockholders

to be held on May 4, 2006

___________________

SECTION 1:	ABOUT THE 2006 ANNUAL MEETING OF STOCKHOLDERS
A.	Introduction; Location and Time of Annual Meeting

This proxy statement is being furnished by and on behalf of the board of directors (the “Board of Directors”) of Marvel Entertainment, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies to be voted at the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 2:00 p.m., local time, on Thursday, May 4, 2006 at the offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York, and at any adjournments or postponements thereof. The principal offices of the Company are located at 417 Fifth Avenue, New York, New York 10016, and the Company’s telephone number is (212) 576-4000. This proxy statement and the enclosed proxy card are being sent to stockholders on or about March 29, 2006.

B.	Proposals at Annual Meeting

At the Annual Meeting, stockholders will be asked to act on proposals to:

(1)	Re-elect Avi Arad and Richard L. Solar as directors of the Company to serve until the election and qualification of their respective successors;
(2)

Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2006; and

(3)	Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
C.	Voting, Revocation and Solicitation of Proxies
1.	Voting of Proxies

All validly completed proxies received by the Company (whether by mail, telephone or the Internet) in time for the Annual Meeting will be voted in accordance with the instructions given by the stockholder completing such proxy. In the absence of instructions, a proxy will be voted FOR (1) the re-election as a director of the Company of each of the two nominees identified above, and (2) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2006. Any other matters that may properly come before the meeting will be acted upon by the persons named in the accompanying proxy card in accordance with their discretion.

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2.	Revocation of Proxies

The submission of a signed proxy card or a telephone or Internet vote will not affect a stockholder’s right to attend, or to vote in person at, the Annual Meeting. Stockholders who execute a proxy card or a telephone or Internet vote may revoke their vote at any time before it is voted by (i) filing a revocation with the Secretary of the Company, (ii) completing a proxy bearing a later date or (iii) attending the Annual Meeting and voting in person. A stockholder’s attendance at the Annual Meeting will not by itself revoke a proxy given by the stockholder.

3.	Solicitation of Proxies

The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited by the Company’s directors, officers and other employees by personal interview, telephone and other means. Such persons will receive no additional compensation for such services. The Company requests that brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of shares of the Company’s capital stock held of record by such persons and will reimburse such brokers and other fiduciaries for their reasonable out-of-pocket expenses incurred when the solicitation materials are forwarded.

D.	Householding of Proxies

In some cases, only one copy of this proxy statement (and the accompanying annual report) is being delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of this proxy statement (and the annual report) to a stockholder at a shared address to which a single copy of the document was delivered. To request separate delivery of these materials now or in the future, a stockholder may write to the Secretary, Marvel Entertainment, Inc., 417 Fifth Avenue, New York, New York 10016 or call (212) 576-4000, extension 8577. Additionally, any stockholders who are currently sharing an address and receiving multiple copies of either the proxy statement or the annual report and who would rather receive a single copy of such materials may so instruct the Company in the manner described above, or by contacting their broker.

E.	Ability to Abstain or Withhold Authority on Matters

In accordance with applicable rules, boxes and a designated blank space are provided on the proxy card for stockholders to mark if they wish either to withhold authority to vote for some or all of the nominees for director of the Company or to abstain from the vote to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2006.

F.	Record Date

Only holders of record of shares of the Company’s Common Stock (the “Common Stock”) at the close of business on March 13, 2006 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were issued and outstanding 85,187,385 shares of Common Stock, each of which is entitled to one vote.

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G.	Quorum; Vote Required to Approve Each Proposal

A quorum of stockholders is necessary to hold a valid Annual Meeting. The presence in person or by proxy at the Annual Meeting of holders of shares representing a majority of the Common Stock constitutes a quorum.

1.	Proposal 1: Election of Directors.

The election of directors requires a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. A properly executed proxy marked “Withhold Authority” with respect to the election of one or more Directors will not be voted with respect to the Director or Directors indicated, although it will be counted for purposes of determining a quorum. If your broker holds your shares of Common Stock in its name and does not receive voting instructions from you, the broker is permitted to vote your shares on the election of directors.

2.             Proposal 2: Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm.

Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year 2006 requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the matter. Abstentions will be counted as present in determining whether a quorum exists, and will have the same effect as a vote against the proposal. If your broker holds your shares of Common Stock in its name and does not receive voting instructions from you, the broker is permitted to vote your shares on the ratification of the appointment of PricewaterhouseCoopers LLP.

SECTION 2:	BOARD RECOMENDATION REGARDING PROPOSAL 1: ELECTION OF DIRECTORS

Two directors will be elected at the Annual Meeting to serve until the election and qualification of their respective successors. Each of the nominees is currently a member of the Board of Directors. Proxy votes will not be voted for a greater number of persons than the number of nominees named.

The Board of Directors has been informed that each of the nominees is willing to serve as a director of the Company, but if either of them should decline or be unable to act as a director, the individuals named as proxies on the enclosed proxy card will vote for the election of such other person or persons as they, in their discretion, may choose. The Board of Directors has no reason to believe that either of the nominees will be unable or unwilling to serve.

Pursuant to the Company’s By-Laws, the re-election to the Board of Directors of each of the two nominees identified in this proxy statement will require the affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote.

The Board of Directors unanimously recommends that stockholders vote FOR the re-election of Avi Arad and Richard L. Solar to the Board of Directors.

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SECTION 3:	BOARD RECOMENDATION REGARDING PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2006, and has directed that the appointment be submitted for ratification by the stockholders at the Annual Meeting. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, where she will have the opportunity to make a statement if she desires to do so and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm is not required by the Company’s Certificate of Incorporation or By-Laws or otherwise. The Audit Committee is submitting the appointment of PricewaterhouseCoopers LLP to stockholders for ratification as a matter of what it considers to be good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP.

Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the interests of the Company and its stockholders.

The Audit Committee and the Board of Directors each unanimously recommends that stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for 2006.

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SECTION 4:	GOVERNANCE OF THE COMPANY
A.	About the Company’s Directors
1.	Nominees for Election as Directors

The Company’s Board of Directors has three classes of directors with staggered three-year terms. Sid Ganis and James F. Halpin were elected at the 2005 annual meeting of stockholders as Class I directors to serve a three-year term. Morton E. Handel, F. Peter Cuneo and Isaac Perlmutter were elected at the 2004 annual meeting of stockholders as Class III directors to serve a three-year term. Avi Arad and Richard L. Solar were elected at the 2003 annual meeting of stockholders as Class II directors to serve a three-year term and are eligible for re-election to a new three-year term at this Annual Meeting.

Set forth below is each nominee’s name, age as of March 13, 2006, principal occupation for the last five years, selected biographical information and period of service as a director of the Company.

Avi Arad (Class II), 58, has been Chief Creative Officer of the Company and Chairman and Chief Executive Officer of the Company’s Marvel Studios Division (which is responsible for motion picture and television licensing, development and production) since October 1998. Mr. Arad has been a director of the Company since April 1993. Mr. Arad is a producer or executive producer of each movie and television project utilizing the Company’s characters. Mr. Arad has been a toy inventor and designer for more than 20 years. Mr. Arad is also the owner of Avi Arad & Associates, a firm engaged in the design and development of toys and the production and distribution of television programs.

Richard L. Solar (Class II), 66, has been a director of the Company since December 2002. Since February 2003, Mr. Solar has been a management consultant and investor. From June 2002 to February 2003, Mr. Solar acted as a consultant for Gerber Childrenswear, Inc., a marketer of popular-priced licensed apparel sold under the Gerber name, as well as under licenses from Baby Looney Tunes, Wilson, Converse and Coca-Cola. From 1996 to June 2002 (when Gerber Childrenswear was acquired by the Kellwood Company), Mr. Solar was Senior Vice President, Director and Chief Financial Officer of Gerber Childrenswear.

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2.	Directors Whose Terms Are Continuing

For each member of the Board of Directors whose term of office as a director continues after the Annual Meeting, set forth below is the director’s name, age as of March 13, 2006, principal occupation for the last five years, selected biographical information and period of service as a director of the Company.

Morton E. Handel (Class III), 70, has been the non-executive Chairman of the Board of Directors of the Company since October 1998 and was first appointed as a director of the Company in June 1997. Mr. Handel is a director of Trump Entertainment Resorts, Inc. and served from 2000 until February, 2006 as a director of Linens ‘N Things, Inc. Mr. Handel is also a Regent of the University of Hartford and is active on the boards of several not-for-profit organizations in the Hartford area.

F. Peter Cuneo (Class III), 61, was the Company’s President and Chief Executive Officer from July 1999 through December 2002 and served as the part-time Special Advisor to the Company’s Chief Executive Officer from January 2003 through December 2004. Mr. Cuneo has been a director of the Company since July 1999, and since June 2003, he has served as a non-executive Vice Chairman of the Board of Directors. Mr. Cuneo is a director of Water Pik Technologies, Inc. and served from October, 2004 until December, 2005 as a director of Majesco Entertainment Co.

Sid Ganis (Class I), 66, has been a director of the Company since October 1999. Mr. Ganis is the President of the Academy of Motion Picture Arts and Sciences, the organization that awards the Oscars®. Mr. Ganis has been President of Out of the Blue...Entertainment, a company that he founded, since September 1996. Out of the Blue...Entertainment is a provider of motion pictures, television and musical entertainment for Sony Pictures Entertainment and others. From January 1991 until September 1996, Mr. Ganis held various executive positions with Sony Pictures Entertainment, including Vice Chairman of Columbia Pictures and President of Worldwide Marketing for Columbia/TriStar Motion Picture Companies.

James F. Halpin (Class I), 55, has been a director of the Company since March 1995. Mr. Halpin retired in March 2000 as President and Chief Executive Officer and a director of CompUSA Inc., a retailer of computer hardware, software, accessories and related products, which he had been with since May 1993. Mr. Halpin is a director of Life Time Fitness, Inc. and served from September, 2004 until February, 2006 as a director of Majesco Entertainment Co.

Isaac Perlmutter (Class III), 63, has been the Company’s Chief Executive Officer since January 1, 2005, has been employed by the Company as Vice Chairman of the Board of Directors since November 2001, has been a director of the Company since April 1993 and served as Chairman of the Board of Directors until March 1995. Mr. Perlmutter purchased the Company’s predecessor company in January 1990. Mr. Perlmutter has been actively involved in the management of the affairs of the Company since prior to his employment as Vice Chairman.

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B.	Determinations of Director Independence

The Board of Directors has adopted standards for determining whether a Director is independent. These standards are included in the Company’s Guidelines for the Makeup of the Board (part of the Company’s Corporate Governance Guidelines) under the heading “Independent Directors; Standards for Independence Determinations” and include a definition of director independence which meets the listing standards of the New York Stock Exchange.

These standards provide that a Director will not qualify as “independent” unless the Board affirmatively determines that the Director has no “material relationship” with the Company. A material relationship can arise either through direct contacts the Director has with the Company or indirectly (such as if the Director is a partner, stockholder or officer of an organization that has a relationship with the Company). The standards also provide that:

(1) A person who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of such employment relationship.

(2) A person who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other deferred compensation for prior service (provided such compensation in not contingent in any way on continued service) is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation.

(3) A person who: (i) is or whose immediate family member is a current partner of a firm that is the Company’s internal or external auditor, (ii) is a current employee of such a firm, (iii) has an immediate family member who is a current employee of such a firm and participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice or (iv) was or whose immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time is not “independent”.

(4) A person who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship.

(5) A person who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to or receives payments from the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold.

Pursuant to these standards, the Board of Directors has undertaken its annual review of Director independence. During this review, the Board of Directors considered transactions and relationships between each Director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under “Executive Compensation – Certain Relationships and Related Transactions,” below.

As a result of this review, the Board of Directors has affirmatively determined that Messrs. Ganis, Halpin, Handel and Solar are independent because they each meet the standards for director independence outlined above.

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C.	Compensation of Directors

Members of the Board of Directors who are officers or employees of the Company or any of its subsidiaries do not receive compensation for serving in their capacity as directors.

Non-employee directors, other than the chairman of the Board of Directors, currently receive an annual retainer of $150,000. In addition, all non-employee directors receive an annual grant of 3,000 restricted shares of Common Stock.

The chairmen of the Compensation Committee and the Nominating and Corporate Governance Committee each receive an additional $25,000 per year. The chairman of the Audit Committee receives an additional $50,000 per year.

The non-executive vice chairman of the Board receives an additional fee of $75,000 per year.

The compensation of the chairman of the Company’s Board of Directors consists of annual cash payments of $535,000 and one grant per five-year period of 150,000 shares of restricted stock. The restricted stock is forfeitable, and is not tradable, upon grant, but it vests (i.e., becomes tradable and non-forfeitable) on the following schedule, if the recipient continues to serve as chairman on such dates: 50% of the stock vests on the first anniversary of the grant; 25% vests on the second anniversary; 10% vests on the third anniversary; 10% vests on the fourth anniversary; and 5% vests on the fifth anniversary. The restricted stock grant is also subject to certain other terms set forth in a restricted stock agreement between the chairman and the Company.

No additional fees are paid to any directors for attending meetings of the Board of Directors or any of its committees.

D.	The Board’s Meetings and Committees

The Board of Directors held twelve meetings during 2005. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of committees of the Board of Directors on which he served.

The Board of Directors’ committees are an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.

1.	Audit Committee

The Audit Committee is comprised of Messrs. Solar (chairman), Ganis and Handel. The Audit Committee met six times in 2005. The Board of Directors has determined that each member of the Audit Committee is “independent” as defined in Section 303A.02 of the New York Stock Exchange’s Listed Company Manual and under Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended. The Board of Directors has also determined that each of Mr. Handel and Mr. Solar is an “audit committee financial expert” as that term is used in Item 401(h) of Regulation S-K.

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The Audit Committee’s function is (i) to directly appoint, retain, compensate, evaluate and, where appropriate, terminate the Company’s independent auditors; (ii) to assist the Board in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of the Company’s internal audit function and the independent auditors; and (iii) to prepare the report required to be included in the Company’s annual proxy statement. A copy of the Audit Committee charter is attached to this proxy statement as Appendix A. Copies of the Audit Committee charter and the Company’s Complaint Procedure for Accounting and Audit Matters are also available on the Company’s Internet website, www.marvel.com, and upon written request sent to: Corporate Secretary, Marvel Entertainment, Inc., 417 Fifth Avenue, New York, New York 10016.

Audit Committee Report

The Board of Directors has approved and adopted a written charter for the Audit Committee which is attached as Appendix A to the Company’s proxy statement, is available on the Company’s Internet website, www.marvel.com, and is also available upon written request sent to: Corporate Secretary, Marvel Entertainment, Inc., 417 Fifth Avenue, New York, New York 10016.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2005 and management’s annual report on internal control over financial reporting with the Company’s management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Audit Committee

Richard L. Solar   Sid Ganis    Morton E. Handel

2.	Compensation Committee

The Compensation Committee is comprised of Messrs. Halpin (chairman), Handel and Ganis. The Compensation Committee met six times in 2005. The Board of Directors has determined that each member of the Compensation Committee is “independent” as defined in Section 303A.02 of the New York Stock Exchange’s Listed Company Manual. The Compensation Committee’s function is (i) to discharge the Board’s responsibilities relating to compensation of the Company’s executives, (ii) to produce an annual report on executive compensation for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations, and (iii) to administer the Company’s cash compensation and stock incentive plans. A current copy of the Compensation Committee charter is available on the Company’s Internet website, www.marvel.com, and printed copies are also available on written request sent to: Corporate Secretary, Marvel Entertainment, Inc. 417 Fifth Avenue, New York, New York 10016.

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2.	Compensation Committee Interlocks and Insider Participation

During 2005, the members of the Company’s Compensation Committee were Messrs. Halpin, Handel and Ganis. None of those individuals was an officer or employee of the Company, or of any of its subsidiaries, during 2005 or formerly.

4.	Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of Messrs. Handel (chairman) and Ganis. The Nominating and Corporate Governance Committee met once in 2005. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined in Section 303A.02 of the New York Stock Exchange’s Listed Company Manual. The Nominating and Corporate Governance Committee’s function is (i) to identify individuals qualified to become members of the Board of Directors; (ii) to recommend to the Board of Directors individuals to be selected by the Board of Directors as nominees for election as directors at the next Annual Meeting of Stockholders; and (iii) to develop and recommend to the Board of Directors a set of corporate governance guidelines applicable to the Company (the “Corporate Governance Guidelines”) and the modification of such guidelines from time to time. Current copies of: (i) the Nominating and Corporate Governance Committee charter and (ii) the Corporate Governance Guidelines are available on the Company’s Internet website, www.marvel.com, and printed copies are also available on written request sent to: Corporate Secretary, Marvel Entertainment, Inc., 417 Fifth Avenue, New York, New York 10016.

As part of the Corporate Governance Guidelines, the Nominating and Corporate Governance Committee has developed, and the Board of Directors has approved, Guidelines for the Makeup of the Board. These Guidelines for the Makeup of the Board, which are included as Appendix A to the Corporate Governance Guidelines, assist the Nominating and Corporate Governance Committee in evaluating qualified candidates for the Board of Directors among individuals recommended to it or identified through searches conducted by the Committee. Stockholders of the Company may also make nominations for election as directors, provided that the nominations are made in accordance with the provisions of the Guidelines for the Makeup of the Board and the By-Laws. See “Stockholder Proposals,” below. The Nominating and Corporate Governance Committee applies the same standards in considering candidates submitted by stockholders as it does in considering all other candidates.

The Corporate Governance Guidelines provide that the chairman of the Board of Directors presides at the regularly scheduled executive sessions of non-management directors without management if the chairman is a non-management director, as is the case with Mr. Handel. Mr. Handel therefore presides at such meetings.

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E.	Code of Ethics

The Company has adopted a code of ethics applicable to its principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions (the “Code of Ethics”). The Company has also adopted a Code of Business Conduct and Ethics which is applicable to all of its employees and directors (the “Code of Business Conduct and Ethics”). A copy of the Code of Ethics and the Code of Business Conduct and Ethics is available on the Company’s Internet website, www.marvel.com, and printed copies are also available on written request sent to: Corporate Secretary, Marvel Entertainment, Inc., 417 Fifth Avenue, New York, New York 10016. The Company intends to disclose any amendments to, or waivers from, the Code of Ethics and Code of Business Conduct and Ethics that are required to be publicly disclosed pursuant to rules of the Securities and Exchange Commission and the New York Stock Exchange by posting such amendments or waivers on the Company’s website.

F.            Communications with the Board of Directors; Director Attendance at Annual Meetings of Stockholders

Interested parties who have a concern that they would like to make known to (i) the non-management presiding director, (ii) to the non-management directors as a group, or (iii) to the Board of Directors as a whole may address such concerns directly and confidentially in writing to such person or group care of Chairman of the Board, Marvel Entertainment, Inc., 417 Fifth Avenue, New York, New York 10016.

It is the Company’s policy to invite directors to attend the Annual Meeting of Stockholders, but not to require their attendance. Two directors attended the 2005 Annual Meeting of Stockholders.

SECTION 5:	INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP is the Company’s independent registered public accounting firm. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, where she will have the opportunity to make a statement if she desires to do so and will be available to respond to appropriate questions.

A.	Change of the Company’s Independent Registered Public Accounting Firm.

On June 15, 2005, the Company dismissed Ernst & Young LLP as its independent registered public accounting firm. Ernst & Young LLP’s reports on the Company’s consolidated financial statements for the years ended December 31, 2004 and December 31, 2003 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to dismiss Ernst & Young LLP was made and approved by the Audit Committee of the Company’s Board of Directors. During the years ended December 31, 2004 and 2003, and through June 15, 2005, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement in its report on the Company's financial statements for such years. During the years ended December 31, 2004 and 2003 and through June 15, 2005, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

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The Company provided Ernst & Young LLP with a copy of the foregoing disclosures, and requested Ernst & Young LLP to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agreed with the above statements. A copy of Ernst & Young LLP's letter, dated June 20, 2005, was filed as an exhibit to the Current Report on Form 8-K filed by the Company with the Securities Exchange Commission on June 21, 2005.

On June 20, 2005, the Audit Committee of the Company’s Board of Directors engaged PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2005. During the years ended December 31, 2004 and 2003, and through June 15, 2005, the Company did not consult PricewaterhouseCoopers LLP regarding any of the matters or events described in Item 304(a)(2) of Regulation S-K.

B.	Fees of the Company’s Independent Registered Public Accounting Firm

The following is a summary of fees billed, as of March 21, 2006, by PricewaterhouseCoopers LLP for audit, audit-related, tax and other professional services during the 2005 fiscal year.

2005 (PricewaterhouseCoopers) (1)
Audit Fees (2)	$844,500
Audit-Related Fees (3)	—
Tax Fees (4)	—
All Other Fees (5)	—

(1)	Fee information for services rendered by PricewaterhouseCoopers LLP from June 2005 through the audit for the 2005 fiscal year.
(2)

Audit fees include fees and expenses for the audit of the Company’s annual financial statements, attesting to management's annual report on internal control over financial reporting and the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q.

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(3)

Audit-related fees include fees billed for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported in the “Audit Fees” column.

(4)	Tax fees consist of fees billed for tax compliance, tax advice and tax planning services for the Company.
(5)	All other fees consist of fees billed for all other products and services performed for the Company.

The Audit Committee has considered whether, and determined that, the services described above are compatible with maintaining PricewaterhouseCoopers LLP’s independence.

C.	Pre-Approval of Audit and Non-Audit Services

The Audit Committee is ultimately responsible for pre-approving audit and non-audit services provided by its independent registered public accounting firm including the compensation to be paid for such services. In carrying out this function, the Audit Committee has delegated its authority to pre-approve audit and non-audit services to its chairman who reports any such pre-approvals to the Audit Committee at its next meeting. The Audit Committee has established a policy regarding pre-approval of audit and non-audit services (the “Policy”). In accordance with the Policy, the Audit Committee does not engage its independent registered public accounting firm to perform the specific non-audit services which are precluded by law or regulation or any services that would impair the firm’s independence. Under certain circumstances permitted by law, the Policy permits the Audit Committee or its chairman to waive the pre-approval requirement. During the Company’s fiscal year ended December 31, 2005, all audit and non-audit services provided by its independent registered public accounting firms were pre-approved pursuant to the Policy and no waivers of pre-approval were granted.

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SECTION 6:	EXECUTIVE OFFICERS

The following sets forth the positions held with the Company, age as of March 13, 2006, and selected biographical information for the executive officers of the Company other than Messrs. Arad and Perlmutter, whose information is set forth under “About the Company’s Directors,” above.

Alan Fine (55) has served as Chief Executive Officer of the Company’s publishing division since September 2004. Mr. Fine has also served as Chief Executive Officer of the Company’s toy division since August 2001 and from October 1998 to April 2001. Mr. Fine served as a director of the Company from June 1997 to October 1998. From April 2001 to August 2001, Mr. Fine was an independent consultant. Previously, he served as Chief Operating Officer of the Company, a position to which he was appointed in September 1996.

Bruno Maglione (43) has served as President of Marvel International since December 2003. From January 1999 to December 2003, Mr. Maglione was Managing Director and Senior Vice President of Universal Studios Consumer Products Europe, Middle East and Africa. During his tenure at Universal, Mr. Maglione was responsible for all of the operations related to the licensing of Universal’s movie, television, animation and video production for both current production slates and the studio’s library.

Timothy Rothwell (47) has served as President, Worldwide Consumer Products Group since September 2003. From October 1996 to August 2003, Mr. Rothwell was Senior Vice President at Universal Studios Consumer Products Group. During his tenure at Universal, Mr. Rothwell managed the studio’s merchandising, licensing, marketing, creative and retail development initiatives in all product categories for North America, South America and Australia.

John Turitzin (50) has served as the Company’s Chief Administrative Officer since February 2006. Mr. Turitzin has also served as an Executive Vice President and as the General Counsel of the Company since February 2004. From June 2000 to February 2004, Mr. Turitzin was a partner in the law firm of Paul, Hastings, Janofsky & Walker LLP. For more than five years prior to June 2000, Mr. Turitzin was a partner in the law firm of Battle Fowler LLP, which combined with Paul, Hastings, Janofsky & Walker in June 2000.

Kenneth P. West (47) has served as Executive Vice President and Chief Financial Officer of the Company since June 2002. He served as the Chief Operating Officer and Chief Financial Officer of McIntyre Associates, Inc., a personnel staffing company, from October 2000 to March 2002. From January 1996 to September 2000, Mr. West was the Chief Financial Officer of Colin Service Systems, Inc., a facility maintenance service company.

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SECTION 7:	EXECUTIVE COMPENSATION
A.	Summary Compensation Table

The following table sets forth information concerning the compensation for services rendered in all capacities to the Company and its subsidiaries earned by or paid to (i) the chief executive officer of the Company during 2005 (the “CEO”), (ii) the Company’s four most highly compensated executive officers, other than the CEO, who were serving as executive officers of the Company on December 31, 2005, and (iii) one additional individual who would have been included under clause (ii) of this sentence but for the fact that he was not serving as an executive officer of the Company on December 31, 2005. The officers referred to in the preceding sentence are collectively referred to in this proxy statement as the “Named Executive Officers.” Figures are adjusted for the 3-for-2 split of the Company’s common stock that was effected in March 2004.

Summary Compensation Table

	Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Other Annual Compen-sation ($) (2)	Restricted Stock Award(s) ($) (3)	Securities Underlying Options (#)

Isaac Perlmutter	2005	0	0		–	–
Chief Executive Officer and Vice Chairman of the Board of Directors (4)	2004	0	0		–	500,000	(5)
	2003	0	0		–	–

Avi Arad	2005	987,981	1,323,520		–	–
Chief Creative Officer of the Company and Chairman and Chief Executive Officer of the Company’s Marvel Studios Division	2004	375,000	612,500		–	500,000
	2003	375,000	250,000		–	537,750

Bruno Maglione (6)	2005	500,000	125,000	(7)	599,994	–
President, Marvel International	2004	370,000	231,250	(7)	–	–
	2003	21,346	–	(7)	–	187,500

David Maisel (8)	2005	500,000	1,125,000	(9)	–	–
Executive Vice President-Corporate Development of the Company and Vice Chairman of the Company’s Marvel Studios Division	2004	485,769	242,885	(9)	2,875,500	–
	2003	–	–		–	375,000	(10)

Timothy Rothwell (11)	2005	500,000	125,000	(12)	599,994	–
President, Consumer Products Group	2004	395,000	246,875	(12)	–	–
	2003	122,904	276,375	(12)	123,938	243,750

John Turitzin (13)	2005	455,769	125,000	(14)	399,996	–
Chief Administrative Officer, Executive Vice President and General Counsel	2004	289,423	200,000	(14)	465,300	–
	2003	–	–	(14)	–	–

(1)	Bonus amounts shown for each year are those accrued for that year, even if paid after the end of the year.

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(2)

Includes the value of perquisites and other personal benefits, securities or property unless the aggregate amount of such compensation is less than the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the Named Executive Officer.

(3)

All restricted stock awards were approved by the Board of Directors and were granted under the Company’s 1998 Stock Incentive Plan if prior to August 2005 and under the 2005 Stock Incentive Plan if thereafter. Holders of restricted shares are entitled to receive any cash dividends paid on those shares. Stock dividends are restricted in the same manner as the underlying shares. The amounts shown above were calculated by multiplying the closing market price of the Company’s common stock on the date prior to the date of grant by the number of shares granted. At December 31, 2005, the number and value of the aggregate restricted stock holdings of the Named Executive Officers were as follows:

Name	Number of Shares Held	Value ($)	Vesting Schedule

Isaac Perlmutter	0	0
Avi Arad	0	0
Bruno Maglione	29,268	479,410	50% Jan. ’07; 50% Jan. ’08
David Maisel	128,385	2,102,946	39% Jan. ’06; 50% Jan. ’07; 11% Jan. ‘08
Timothy Rothwell	29,268	479,410	50% Jan. ’07; 50% Jan. ‘08
John Turitzin	34,512	565,307	22% Feb. ’06; 28% Jan. ’07; 22% Feb. ’07; 28% Jan. ’08

(4)	Mr. Perlmutter became the Company’s Chief Executive Officer on January 1, 2005.
(5)

The exercise price of these options, in a departure from the Company’s standard practice, was set not at, but above, the stock’s then-current market price, and the options were exercisable immediately upon grant. The per-share exercise price of the options ranges from $25 to $35, with an average of $30; the stock’s per-share closing price on the day before the grant was $18.79.

(6)	Mr. Maglione’s employment by the Company began in December, 2003.
(7)	Mr. Maglione was paid a car allowance of $1,200 in 2003, $14,400 in 2004 and $14,400 in 2005.
(8)	Mr. Maisel’s employment by the Company began in January 2004. Mr. Maisel served as President and Chief Operating Officer of the Company’s Marvel Studios Division until September 28, 2005.
(9)	Mr. Maisel was paid a car allowance of $13,200 in 2004 and $13,200 in 2005.
(10)

As reported on Mr. Maisel’s Form 3 filed with the Securities and Exchange Commission on January 22, 2004, Mr. Maisel served as a consultant to the Company prior to his employment with the Company and received these options in December, 2003 when his service as a consultant began.

(11)	Mr. Rothwell’s employment by the Company began in September 2003.
(12)	Mr. Rothwell was paid a car allowance of $4,400 in 2003, $13,200 in 2004 and $13,200 in 2005.
(13)	Mr. Turitzin’s employment by the Company began in February 2004.
(14)	Mr. Turitzin was paid a car allowance of $10,000 in 2004 and a car allowance of $12,000 in 2005.

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B.	Option Grants Table

The Company did not grant stock options or SARs (stock appreciation rights) to the Named Executive Officers in 2005.

C.	Aggregated Option Exercises and Year-End 2005 Option Value Table

The following table shows: (i) any options exercised by the Named Executive Officers during 2005; and (ii) the number and value of exercisable and unexercisable stock options held by the Named Executive Officers at December 31, 2005.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Shares of Common Stock Underlying Unexercised Options at Year-End (#) (1)		Value of Unexercised In-the-Money Options at Year-End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Isaac Perlmutter	0	0	6,425,000	0	82,772,250	0
Avi Arad	0	0	3,137,417	512,583	34,372,943	1,645,515
Bruno Maglione	0	0	125,000	62,500	0	0
David Maisel	0	0	250,000	125,000	0	0
Timothy Rothwell	75,000	628,054	93,750	75,000	360,750	360,750
John Turitzin	0	0	25,000	50,000	0	0

(1) Represents shares of Common Stock underlying stock options. None of the Named Executive Officers holds SARs.

D.	Employment Agreements

The Company has entered into employment agreements with each of the Named Executive Officers. Those agreements are described below.

1.	Mr. Perlmutter:

On November 30, 2001, the Company entered into an employment agreement with Mr. Perlmutter providing for Mr. Perlmutter’s employment as the Company’s Vice Chairman of the Board of Directors. The agreement was amended as of May 1, 2004 to extend the term of employment through November 30, 2009 and further amended on October 15, 2004 to provide that Mr. Perlmutter would also serve, effective January 1, 2005, as the Company’s Chief Executive Officer. Pursuant to the terms of the original employment agreement, Mr. Perlmutter received, subject to stockholder approval, options to purchase 5,925,000 (split-adjusted) shares of Common Stock pursuant to a nonqualified stock option agreement under the Company’s 1998 Stock Incentive Plan. In January 2002, the Company’s stockholders approved the issuance of the options to Mr. Perlmutter. The options are immediately exercisable, but some of the shares of Common Stock issuable on exercise of the options are non-transferable and subject to repurchase by the Company at the exercise price paid by Mr. Perlmutter. These restrictions lapse in one-third increments on the fourth, fifth and sixth anniversaries of the grant date, so that the restrictions have now lapsed as to one-third of the shares. Mr. Perlmutter’s employment agreement provides that he is not entitled to a base salary but that he is entitled to participate in employee benefit plans generally available to the Company’s employees and is eligible for an annual bonus at the discretion of the Board of Directors. During 2004 and 2005, Mr. Perlmutter did not receive a salary or an annual bonus under his employment agreement.

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2.	Mr. Arad:

Pursuant to his employment agreement, Mr. Arad has agreed to render his services to the Company for a term of employment expiring on January 1, 2007. As compensation for his services, Mr. Arad receives a base salary of $1,000,000. Under his agreement, Mr. Arad is also eligible for three annual performance-based bonuses and the possibility of other annual bonuses at the discretion of the Company, and is entitled to participate in employee benefit plans generally available to the Company’s employees.

3.	Mr. Maglione:

Pursuant to his employment agreement, Mr. Maglione has agreed to render his exclusive and full-time services to the Company for a term of employment expiring on September 5, 2008. Mr. Maglione received an average base salary of $500,000 during 2005 that increases, under his employment agreement, to $600,000, $700,000 and $800,000 during 2006, 2007 and 2008 respectively. Mr. Maglione is eligible to earn an annual bonus equal to 50% of his base salary, subject to the attainment of certain performance goals. Mr. Maglione also receives a $1,200 monthly automobile allowance and is entitled to participate in employee benefit plans generally available to the Company’s employees.

4.	Mr. Maisel:

Pursuant to his employment agreement, Mr. Maisel has agreed to render his exclusive and full-time services to the Company for a term of employment expiring on January 12, 2009. Under his employment agreement, Mr. Maisel receives a base salary of no less than $500,000. Mr. Maisel is eligible to earn an annual cash bonus equal to 50% of his base salary, subject to the attainment of certain performance goals. In addition, in connection with his employment agreement, Mr. Maisel was granted a non-recurring performance-based award of $2,000,000. The performance-based criteria for this award have been met. An initial payment under that award of $1,000,000 was made in early 2006. The remaining payment of $1,000,000, that is contingent upon Mr. Maisel’s continued employment in 2006, is expected to be made by the Company on or before March 31, 2007. Mr. Maisel receives a $1,100 monthly automobile allowance and is entitled to participate in employee benefit plans generally available to the Company’s employees.

5.	Mr. Rothwell:

Pursuant to his employment agreement, Mr. Rothwell has agreed to render his exclusive and full-time services to the Company for a term of employment expiring on September 5, 2008. Mr. Rothwell received an average base salary of $500,000 during 2005 that increases, under his employment agreement, to $600,000, $700,000 and $800,000 during 2006, 2007 and 2008 respectively. Mr. Rothwell is eligible to earn an annual bonus equal to 50% of his base salary, subject to the attainment of certain performance goals. Mr. Rothwell also receives a $1,100 monthly automobile allowance and is entitled to participate in employee benefit plans generally available to the Company’s employees.

6.	Mr. Turitzin:

Pursuant to his employment agreement, Mr. Turitzin has agreed to render his exclusive and full-time services to the Company for a term of employment expiring on March 12, 2008. Mr. Turitzin received an average base salary of $456,000 during 2005 that, under his employment agreement, has increased to $520,000 for 2006. Mr. Turitzin is eligible to earn an annual bonus equal to 50% of his base salary, subject to the attainment of certain performance goals. Mr. Turitzin also receives a $1,000 monthly automobile allowance and is entitled to participate in employee benefit plans generally available to the Company’s employees.

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E.	Provisions Contained in Named Executive Officers’ Employment Agreements:

1. Termination Provisions. The employment agreements of the Named Executive Officers provide that, in the event of termination, the employee is entitled to certain payments and benefits depending on the circumstances of the termination. Upon a change in control of the Company, the employee is entitled to a severance payment equal to two times the sum of his then-current base salary and the average of the two most recent annual bonuses paid, and all of the employee’s unvested stock options and shares of restricted stock vest immediately. If any payments to the employee under his employment agreement (“Parachute Payments”) would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the employee will be entitled to receive an additional payment from the Company (a “Gross-Up Payment”) in an amount such that the employee retains, after the payment of all taxes, an amount of the Gross-Up Payment equal to the excise tax imposed on the Parachute Payments.

2. Confidential Information. The employment agreements of the executive officers prohibit disclosure of proprietary and confidential information regarding the Company and its business to anyone outside the Company both during and subsequent to employment and otherwise provide that all inventions made by the employees during their employment belong to the Company.

F.	Certain Relationships and Related Transactions
1.	Employment of Ari Arad

Ari Arad, the son of Avi Arad (a director and major stockholder of the Company and a Named Executive Officer), is employed by the Company on a full-time basis as Executive Vice President of Production, Marvel Studios. In 2005, Ari Arad received a base salary of $175,000 and a monthly car allowance of $500.

2.	Registration Rights Agreements

The Company is a party to two registration rights agreements (one dated as of October 1, 1998, and the other dated as of December 8, 1998) with Mr. Arad, Mr. Perlmutter, certain affiliates of Mr. Perlmutter, certain affiliates of an individual who was a director of the Company during 2002 but is no longer a director of the Company, and certain other parties (the “Registration Rights Agreements”). Under the terms of each of the Registration Rights Agreements, the Company agreed to file a shelf registration statement under the Securities Act of 1933, as amended, registering the resale of all shares of Common Stock issued to and otherwise owned by the stockholder parties thereto as of the date thereof. The Registration Rights Agreements also give the stockholder parties thereto piggyback registration rights with respect to underwritten public offerings by the Company of its equity securities. Mr. Perlmutter also received registration rights in 2001 with respect to stock underlying certain warrants.

3.	Tangible Media

In December of 2005, Mr. Perlmutter sold Tangible Media, Inc. (“Tangible Media”), the corporation described immediately below, and Tangible Media ceased to be an affiliate of Mr. Perlmutter’s. Information regarding Tangible Media’s advertising services and cost sharing agreement with the Company is included in this proxy statement because Tangible Media was wholly owned by Mr. Perlmutter prior to its sale in December 2005.

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Tangible Media acts as the Company’s media consultant in placing a portion of the Company’s advertising and receives fees and commissions based on the cost of the placement of that advertising. In addition to the actual placement of the advertising, Tangible Media also provides the Company, at no additional cost, with research, advertising plans, competitive spending analysis, services related to the delivery of commercials and instructions to broadcast outlets. Tangible Media received payments of fees and commissions from the Company totaling approximately $157,000, $330,000 and $487,000 in 2003, 2004 and 2005, respectively. The Company believes that the services provided by Tangible Media were provided on terms and for fees that were at least as favorable as could have been obtained by the Company in a transaction with an unrelated company and the Company is under no long-term commitment to continue using Tangible Media if it is dissatisfied with Tangible Media’s services.

The Company and Tangible Media share certain space at the Company’s principal executive offices and related overhead expenses. Since 1994, Tangible Media and the Company have been parties to an employee, office space and overhead cost sharing agreement (the “Cost Sharing Agreement”). Under the current Cost Sharing Agreement, the Company may, through its employees, provide services to Tangible Media, upon request, whereupon Tangible Media shall be obligated to reimburse the Company for the cost of the employees’ salaries and benefits accrued for the time devoted to providing services. Under the Cost Sharing Agreement, Tangible Media is also obligated to reimburse the Company for rent paid under the sublease for its principal executive office and any related overhead expenses in proportion to its percentage occupancy of the space. The current Cost Sharing Agreement is coterminous with the term of the Company’s sublease for its executive offices. Under the terms of the Cost Sharing Agreement then in effect, Tangible Media paid approximately $96,000, $93,000 and $106,000 to the Company in 2003, 2004 and 2005, respectively. The Company’s current Cost Sharing Agreement with Tangible Media is terminable at will upon thirty days’ written notice.

4.	Guaranty, Warrant Agreement, Registration Rights Agreement, Notes Purchase Agreement

In connection with the Company’s establishment of an $80 million senior credit facility with HSBC Bank USA, National Association (the “2001 Credit Facility”) on November 30, 2001, Mr. Perlmutter agreed to guaranty the payment of a portion of the Company’s obligations under the 2001 Credit Facility (the “Credit Guaranty”). At the Company’s election, effective as of the closing of the Company’s film financing facility (September 1, 2005), the Company and HSBC terminated the 2001 Credit Facility including the Credit Guaranty.

5.	Master License Agreement; Provision of Production Services

Avi Arad & Associates, an entity owned by Avi Arad (a director and major stockholder of the Company and a Named Executive Officer), was entitled under a master license agreement until December 31, 2004 to royalty payments from the Company for toys Mr. Arad invented or designed. On May 17, 2005, the Company amended and restated its employment agreement with Mr. Arad and the Company amended its master license agreement with Avi Arad & Associates. Pursuant to the amendment of the master license agreement, the Company’s obligation to make royalty payments to Mr. Arad or his affiliates ceased as of January 1, 2005 for the duration of Mr. Arad’s employment agreement. During the years ended December 31, 2004 and 2003, the Company incurred expense of approximately $850,000 and $867,000, respectively, with respect to royalty payments owed to Avi Arad & Associates for toys invented or designed by Mr. Arad. In addition, an entity wholly owned by Mr. Arad provided production services in connection with the Company’s animated television series in 2004 and 2003. During the years ended December 31, 2004 and 2003, the Company incurred expense with respect to production fees owed to this affiliate of approximately $280,000 and $628,000, respectively. The Company did not incur expense in connection with these arrangements in 2005.

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G.	Report on Executive Compensation

REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee acts on behalf of the Board of Directors and stockholders to administer the Company’s compensation program for executives. The Committee operates under a charter adopted by the Board of Directors, which delegates authority to the Committee and provides for its governance. Each member of the Committee serving now and throughout 2005 was independent under the New York Stock Exchange’s and the Company’s standards of independence. The Committee met six times in 2005, in addition to any actions taken by unanimous written consent.

Fundamental Objective

The fundamental objective of the Company’s executive compensation policies is to compensate executive officers in a way that advances the interests of stockholders by allowing the Company to attract, motivate and retain executives of the highest caliber and by aligning their interests with those of the stockholders.

Continuing Evaluation Process

To meet this fundamental objective, the Committee engages in an ongoing process of reexamining executive compensation in light of current market conditions, the performance of the Company and its individual executives.

Compensation Decisions in 2005

The compensation paid to the Company’s executive officers was designed to be competitive with the compensation paid to executive officers of similarly situated public companies and to closely tie executive compensation to the Company’s performance. In making executive compensation decisions, the Committee in general considered the level of responsibility involved, the knowledge and experience required and the results achieved, and undertook to structure compensation packages so as to meet the fundamental objective described above. The Committee believes that the compensation paid by the Company to its executive officers in the 2005 fiscal year was commensurate with prevailing compensation levels for similar positions and performance in the entertainment and licensing industries and served the Company’s goal of retaining its experienced executive officers.

As described below, because of the Company’s performance in 2005, Mr. Perlmutter, the Company’s Chief Executive Officer, received no compensation, Mr. Arad received only 60% of his target annual bonus and Messrs. Maglione, Maisel, Rothwell and Turitzin received only 50% of their target annual bonuses.

The Company’s compensation to its executive officers during 2005 was comprised of three elements: annual base salary, annual cash bonus and long-term incentive compensation. In Mr. Maisel’s case, a fourth element was included: a non-recurring cash bonus based on Mr. Maisel’s performance in connection with the structuring and closing of the Company’s film slate financing.

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Annual Base Salary. At the time when each executive officer is hired by the Company, the Committee determines the officer’s initial base salary and that salary is set forth in an employment agreement. Each executive officer’s employment agreement provides that his base salary may be increased, but not decreased, from year to year. The amount of any year-to-year increase is determined by the Committee.

All six Named Executive Officers were employed in both 2004 and 2005. Mr. Perlmutter, the Company’s Chief Executive Officer during 2005, received no base salary for either year. Mr. Maisel received a modest increase in base salary from 2004 to 2005. Messrs. Arad, Maglione, Rothwell and Turitzin each received material raises in their base salary from 2004 to 2005.

The Committee’s determinations with respect to year-to-year salary increases from 2004 to 2005 were made on a case-by-case basis. The Committee considered factors including the performance of the Named Executive Officer and the Company, the Named Executive Officer’s importance to the Company’s growth prospects, the Committee’s assessment of the appropriate proportion of salary as part of total compensation, and information regarding competitive levels of total direct compensation and salary provided to the Committee. The Committee set these 2005 salaries in a range in line with prevailing salaries for similar positions in the entertainment and licensing industries. In the case of Messrs. Arad, Maglione and Rothwell, the raises were granted in connection with employment agreement extensions.

Annual Cash Bonus. Generally, the employment agreements of the Company’s executive officers provide for a target bonus amount that is tied to the Company’s performance and equals a percentage of their base salaries. In the case of Messrs. Maglione, Maisel, Rothwell and Turitzin, the target bonus for 2005 was 50% of the officer’s salary received during the year. Actual bonuses for these executive officers with respect to 2005 were determined as a percentage of targeted bonus amount, the percentage being tied to the relationship between the Company’s actual 2005 operating income and the Company’s budgeted 2005 operating income. Because the Company’s actual 2005 operating income fell below budget, Messrs. Maglione, Maisel, Rothwell and Turitzin received only half of their target annual bonuses.

In lieu of the general cash bonus arrangement for executive officers set forth above and as the primary source of compensation for Mr. Arad under his employment agreement as amended and restated in May 2005, he was eligible for three performance-based awards under the 2005 Cash Incentive Compensation Plan, namely: (1) an annual bonus of up to $1,000,000 based on the relationship between the actual 2005 operating income of the Company and the Company’s budgeted 2005 operating income; (2) an annual producer fee bonus of up to $1,250,000 based on the achievement of specified worldwide box office receipts by a film produced or executive produced by Mr. Arad during the year; and (3) an annual bonus based on the “net sales” of the Company with a target amount of $2,065,000. Based on the box office success of Fantastic Four (which had 2005 worldwide box office receipts of over $300 million), Mr. Arad was paid the full $1,250,000 producer fee bonus. However, of the $3,065,000 in bonuses based on Company operating income and “net sales” that were targeted for Mr. Arad, the Company paid only $1,330,000, or 43.4% of the targeted amounts. Mr. Arad’s 2005 compensation was over $1.7 million below his target 2005 compensation because of overall Company performance in 2005 that fell short of the Company’s initial expectations.

Mr. Perlmutter was not paid any cash bonus in 2005.

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Additional Cash Bonus Paid to Mr. Maisel. Under Mr. Maisel’s original employment agreement with the Company, he was guaranteed an annual stock grant with a value of at least $1,500,000 during each year of his five-year agreement. The Compensation Committee did not feel that this arrangement was in line with the Company’s current stock compensation policies. Accordingly, as part of a restructuring of Mr. Maisel’s employment agreement in May 2005, this feature was eliminated and Mr. Maisel was instead granted for 2005 two cash bonuses: first, a standard annual bonus with a target of 50% of salary (this bonus was paid out at half the target rate, as described above) and, second, a non-recurring performance-based award of $2,000,000 under the 2005 Cash Incentive Compensation Plan payable only if: (i) the Company’s film slate financing closed; and (ii) actual operating income of the Company for the second through fourth quarters of 2005 exceeded a specified percentage of the Company’s budgeted operating income for that period. These performance goals were chosen because Mr. Maisel was the key executive responsible for closing the Company’s film slate transaction. Because of the achievement of these goals, Mr. Maisel received an initial payment of $1,000,000 under this award and is expected to receive the remaining $1,000,000 payment, that is contingent upon Mr. Maisel’s continued employment in 2006, when 2006 bonuses are generally paid to the Company’s employees.

Long-Term Incentive Compensation. Long-term incentive compensation granted by the Company with respect to 2005 consisted of restricted stock. Of the Named Executive Officers, Messrs. Maglione, Maisel, Rothwell and Turitzin received long-term incentive compensation with respect to 2005. The number of shares granted to Messrs. Maglione, Maisel, Rothwell and Turitzin were determined based on the performance of the individual and the Company and on information regarding the competitive levels of total compensation and equity compensation obtained by the Company. Messrs. Perlmutter and Arad received no long-term incentive compensation with respect to 2005.

CEO Compensation

Mr. Perlmutter, the Company’s chief executive officer, received no compensation for his services in 2005.

In 2005, Mr. Perlmutter was eligible to receive a grant of $5,000,000 worth of restricted stock if the Company’s actual operating income for the second half of 2005 was equal to or greater than the Company’s operating income budget for that period. Because the Company failed to meet this performance goal, no grant of restricted stock was made to Mr. Perlmutter.

In 2004, Allen Lipson, the Company’s chief executive officer during 2004, received approximately $950,000 in salary, bonus and other compensation.

Role of Performance in Compensating the Company’s Executives

The Compensation Committee structured 2005 compensation for the Company’s executive officers so that a significant portion of their total target compensation would be meaningfully at risk and subject to payment only upon the attainment of the Company performance goals described above. For the Company’s highest-ranking executive officers the proportion of compensation at risk was increased. For example, 100% of Mr. Perlmutter’s and over 80% of Mr. Arad’s total target 2005 compensation was subject to achievement of performance goals. Actual 2005 results indicate that these performance goals proved to be challenging hurdles and have rewarded executives where projects they have been involved with, such as a major feature film or putting together a complex financing transaction for the Company, have been successful.

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Availability of Federal Income Tax Deduction

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1 million paid for any fiscal year to the corporation’s chief executive officer and the four other most highly compensated executive officers serving on the last day of the fiscal year. The statute, however, exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

The Committee designs certain components of executive compensation to ensure full deductibility. To further this goal, the Committee approved, and the Company’s stockholders adopted at the 2005 Annual Meeting, the 2005 Cash Incentive Compensation Plan. The 2005 Cash Incentive Compensation Plan is designed, in part, to allow the Company to pay short-term and long-term bonuses that will be fully tax deductible without limitation under Section 162(m). Likewise, the Committee approved, and the Company’s stockholders adopted at the 2005 Annual Meeting, the 2005 Stock Incentive Plan to authorize equity awards that can be qualified for full deductibility under Section 162(m). These Plans give the Committee flexibility in designing incentive awards, streamline the Company’s bonus and long-term incentive award programs for its most highly compensated employees and enable the Committee to more closely relate executive compensation to the Company’s performance. Both Plans also permit awards to be granted that do not qualify as fully deductible awards under Section 162(m).

While the Committee is mindful of the limitations imposed by Section 162(m), it believes that stockholder interests are best served by not restricting the Company’s discretion and flexibility in crafting compensation programs, even though such programs may result in non-deductible compensation expenses. Accordingly, the Committee has from time to time approved elements of compensation for certain officers that are not fully deductible, and reserves the right to do so in the future in appropriate circumstances.

Compensation Committee

James F. Halpin                Morton E. Handel             Sid Ganis

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SECTION 8: PERFORMANCE GRAPH

The following graph compares the Company’s cumulative total stockholder return on shares of Common Stock with that of (i) the Standard & Poor’s Midcap 400 Index (the “S&P Midcap 400 Index”), (ii) the New York Stock Exchange Composite Index (the “NYSE Composite Index”), (iii) the Amex Media (Communications) Index and (iv) the Media index published by Core Data, formerly known as MGFS and as Media General Financial Services (the “Core Data Media Index”).

The comparison assumes that, immediately after the close of business on December 31, 2000, $100 was invested in shares of Common Stock and in the stocks included in the S&P Midcap 400 Index, NYSE Composite Index, Amex Media (Communications) Index and the Core Data Media Index, and that all dividends were reinvested. These indexes, which reflect formulas for dividend reinvestment and weighting of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

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Value of $100 Invested Over Period Presented:

Marvel Entertainment, Inc. Common Stock	$ 1,709.22
S&P Midcap 400 Index	$151.08
NYSE Composite Index	$127.42
Amex Media (Communications) Index	$46.05
Core Data Media Index	$63.66

SECTION 9: SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Common Stock on March 13, 2006 (based on 85,187,385 shares of Common Stock outstanding on that date) by (i) each person known by the Company to be the beneficial owner of 5% or more of the outstanding Common Stock (based, in part, upon copies of all Schedules 13D and 13G filed with the Securities and Exchange Commission); (ii) each of the Company’s directors; (iii) each of the Named Executive Officers (as defined in “Executive Compensation,” above); and (iv) all of the Company’s executive officers and directors as a group.

Five Percent Stockholders, Directors and Executive Officers	Shares Beneficially Owned	Percentage Owned

Artisan Partners Limited Partnership (1) 875 East Wisconsin Avenue, Suite 800 Milwaukee, WI 53202	8,786,600	10.31%
Janus Capital Management LLC (2) 151 Detroit Street Denver, CO 80206	8,697,589	10.21%
Mellon Financial Corporation (3) One Mellon Center Pittsburgh, PA 15258	5,331,163	6.26%
Avi Arad (4)	4,705,364	5.31%
F. Peter Cuneo (5)	1,631,000	1.89%
Sid Ganis (6)	83,000	*
James F. Halpin (7)	137,250	*
Morton E. Handel (8)	170,000	*
Bruno Maglione (9)	185,037	*
David Maisel (10)	386,975	*
Isaac Perlmutter (11)	29,039,413	31.70%
Timothy Rothwell (12)	157,178	*
Richard L. Solar (13)	101,500	*
John Turitzin (14)	132,182	*
All current executive officers and directors as a group (12 persons)	36,467,353	37.63%

*	Less than 1%.

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(1) Based on a Schedule 13G filed with the Securities and Exchange Commission on January 27, 2006. As reported in that Schedule: (i) Artisan Partners Limited Partnership has shared voting power over 8,786,600 shares and shared dispositive power over 8,786,600 shares of Common Stock; (ii) Artisan Investment Corporation has shared voting power over 8,786,600 shares and shared dispositive power over 8,786,600 shares of Common Stock; (iii) Andrew A. Ziegler has shared voting power over 8,786,600 shares and shared dispositive power over 8,786,600 shares of Common Stock; (iv) Carlene Murphy Ziegler has shared voting power over 8,786,600 shares and shared dispositive power over 8,786,600 shares of Common Stock; and (v) Artisan Funds, Inc. has shared voting power over 5,654,200 shares and shared dispositive power over 5,654,200 shares of Common Stock.

(2)

Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2006. As reported in that Schedule, Janus Capital Management LLC has sole voting power over 8,697,589 shares and sole dispositive power over 8,697,589 shares of Common Stock.

(3)

Based on a Schedule 13G filed with the Securities and Exchange Commission on February 15, 2006. As reported in that Schedule, Mellon Financial Corporation and its direct and indirect subsidiaries have sole voting power over 5,072,963 shares and sole dispositive power over 5,170,014 shares of Common Stock. The subsidiaries included in the 13G are: (i) Mellon Trust of New England, National Association (parent holding company of Boston Safe Advisors, Inc, Franklin Portfolio Associates, LLC, TBCAM Holdings, Inc. and The Boston Company Asset Management, LLC); (ii) Mellon Trust of Delaware, National Association; (iii) Mellon Bank, N.A. (parent holding company of Mellon Equity Associates, LLP, Laurel Capital Advisors, LLP, and Mellon Trust of Delaware, National Association); (iv) Mellon Trust of California; (v) Mellon Trust of New York, LLC; (vi) Mellon Private Trust Company, National Association; (vii) Mellon Capital Management Corporation (viii) Mellon Equity Associates, LLP; (ix) The Dreyfus Corporation (parent holding company of Dreyfus Service Corporation); (x) The Boston Company Asset Management, LLC; (xi) MBC Investments Corporation (parent holding company of Mellon Capital Management Corporation and Mellon UK Holdings) (xii) Mellon Financial Corporation (xiii) The Boston Company, Inc. (parent holding company of Mellon Trust of California, Mellon Private Trust Company, National Association, Mellon Trust of New York, LLC and Mellon Trust of Washington).

(4)

Figures include 3,483,334 shares of Common Stock in respect of stock options granted pursuant to the 1998 Stock Incentive Plan that are immediately exercisable or are scheduled to become exercisable within 60 days after March 27, 2006.

(5)	Figures include 1,140,000 shares of Common Stock in respect of stock options granted pursuant to the 1998 Stock Incentive Plan that are immediately exercisable.
(6)	Figures include 72,000 shares of Common Stock in respect of stock options granted pursuant to the 1998 Stock Incentive Plan that are immediately exercisable.
(7)	Figures include 112,500 shares of Common Stock in respect of stock options granted pursuant to the 1998 Stock Incentive Plan that are immediately exercisable.
(8)	Figures include 37,500 shares of Common Stock in respect of stock options granted pursuant to the 1998 Stock Incentive Plan that are immediately exercisable.
(9)	Figures include 125,000 shares of Common stock in respect of stock options granted pursuant to the 1998 Stock Incentive Plan that are immediately exercisable.
(10)	Figures include 250,000 shares of Common Stock in respect of stock options granted pursuant to the 1998 Stock Incentive Plan that are immediately exercisable.

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(11)

Mr. Perlmutter may be deemed to possess the sole power to vote and dispose of an aggregate amount of 29,039,413 shares of Common Stock. Mr. Perlmutter owns directly (i) 3,036,026 currently outstanding shares of Common Stock and (ii) options, granted pursuant to the 1998 Stock Incentive Plan, that are immediately exercisable for 6,425,000 shares of Common Stock.

The sole stockholder of Zib Inc., a Delaware corporation, is Isaac Perlmutter Trust 01/28/1993, a Florida revocable trust (the ”Perlmutter Trust”). Mr. Perlmutter is a trustee and the sole beneficiary of the Perlmutter Trust, and is also president of Zib, Inc. Mr. Perlmutter is the sole stockholder and president of Object Trading Corp., a Delaware corporation. Mr. Perlmutter may be deemed to possess the power to vote and dispose of the shares of Common Stock directly held by Zib Inc., Object Trading Corp., and the Perlmutter Trust.

As the sole stockholder of Object Trading Corp., Mr. Perlmutter beneficially owns 14,622,680 shares of Common Stock directly owned by this entity. Finally, because the Perlmutter Trust is the sole stockholder of Zib, Inc., which directly owns 3,694,645 shares of Common Stock, and because Mr. Perlmutter is a trustee and the sole beneficiary of the Perlmutter Trust, which directly owns 1,261,062 shares of Common Stock, he may be deemed to beneficially own the combined amount of 4,955,707 shares of Common Stock directly owned by these two entities.

Object Trading Corp. may be deemed to possess the power to vote and dispose of 14,622,680 shares of Common Stock. The Perlmutter Trust may be deemed to possess the power to vote and dispose of an aggregate amount of 4,955,707 shares of Common Stock. Zib, Inc. may be deemed to possess the power to vote and dispose of 3,694,645 shares of Common Stock.

(12)	Figures include 93,750 shares of Common Stock in respect of stock options granted pursuant to the 1998 Stock Incentive Plan that are immediately exercisable.
(13)

Figures include 75,000 shares of Common Stock in respect of stock options granted pursuant to the 1998 Stock Incentive Plan that are immediately exercisable. The number of shares of Common Stock shown includes (i) 2,500 shares of Common Stock held by Mr. Solar’s wife, as custodian for their daughter, (ii) 3,500 shares of Common Stock owned by his son, and (iii) 2,500 shares of Common Stock owned by his wife.

(14)	Figures include 50,000 shares of Common Stock in respect of stock options granted pursuant to the 1998 Stock Incentive Plan that are immediately exercisable.

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The following table sets forth the securities authorized for issuance under the Company’s equity compensation plan.

Equity Compensation Plan Information as of December 31, 2005
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	13,985,756	$6.66	6,562,413

Equity compensation plans not approved by security holders	0	n/a	0

Total	13,985,756	$6.66	6,562,413

SECTION 10: SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (“10% Stockholders”), to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and 10% Stockholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on the Company’s review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file such forms, the Company believes that, except as noted below, all of its officers, directors and 10% Stockholders complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2005.

The following information notes all late filings of Forms 3, 4 and 5 by persons who were directors, officers or 10% Stockholders of the Company in 2005 and any late filings in 2006 to date. Alan Fine, David Maisel and Timothy Rothwell each filed one late report on Form 4, such reports being filed solely to report a single transaction in which, upon the vesting of restricted stock, shares were withheld by the Company for the payment of taxes incident to the vesting.

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SECTION 11: STOCKHOLDER PROPOSALS

The eligibility of stockholders to submit proposals, the proper subjects of stockholder proposals and other issues governing stockholder proposals are regulated by the rules adopted under Section 14 of the Exchange Act. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company’s proxy materials for the 2007 Annual Meeting of Stockholders must be received by the Company at its principal executive offices at 417 Fifth Avenue, New York, New York 10016, no later than December 1, 2006.

Under the By-Laws, and as permitted by the rules of the Securities and Exchange Commission, certain procedures are provided which a stockholder must follow to nominate people for election as directors or to introduce an item of business at the Annual Meeting of Stockholders. These procedures provide that, in the case of a meeting such as this Annual Meeting, notice for nominations or stockholder proposals must be received by the Company not later than the close of business on the 60th day prior to the first anniversary of the preceding year’s annual meeting. The 2005 annual meeting of stockholders was held on April 28, 2005. The persons designated as proxies by the Company in connection with the 2006 Annual Meeting of Stockholders will have discretionary voting authority with respect to any proposal of which the Company did not receive timely notice.

The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

SECTION 12: OTHER BUSINESS

The Board of Directors is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Annual Meeting. If any matters properly come before the meeting, the persons named as proxies intend to vote the shares of Common Stock they represent in accordance with their best judgment.

SECTION 13: ADDITIONAL INFORMATION

The Company will make available a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission on March 16, 2006, without charge, upon written request to the Secretary, Marvel Entertainment, Inc., 417 Fifth Avenue, New York, New York 10016. Each person making such a request must make a good-faith representation that, as of the Record Date, March 13, 2006, such person was a beneficial owner of shares of Common Stock entitled to vote at the Annual Meeting.

In order to ensure timely delivery of documents prior to the Annual Meeting, any request should be received by the Company promptly.

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APPENDIX A

MARVEL ENTERTAINMENT, INC.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

PURPOSE

The Board of Directors (the “Board”) of Marvel Entertainment, Inc. (the “Company”) has constituted and established an Audit Committee (the “Committee”) with authority, responsibility, and specific duties as described in this Audit Committee Charter (the “Charter”).

The primary purpose of the Committee is to:

(A) directly appoint, retain, compensate, evaluate and, where appropriate, terminate the Company’s independent auditors (the “Independent Auditors”). In connection with this duty, the Committee shall have the sole authority to approve all audit engagement fees and terms. The Committee may submit its appointment of the Independent Auditors for stockholder ratification in the Company’s annual proxy statement;

(B) assist the Board’s oversight of:
(1) the integrity of the Company’s financial statements,
(2) the Company’s compliance with legal and regulatory requirements,
(3) the Independent Auditors’ qualifications and independence, and
(4) the performance of the Company’s internal audit function and the Independent Auditors; and

(C) prepare the report required by the Securities and Exchange Commission’s (“SEC”) proxy rules to be included in the Company’s annual proxy statement.

While the Committee has the powers and responsibilities set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of the Independent Auditors and management, respectively.

The Committee shall also serve as the Qualified Legal Compliance Committee of the Board (the “Qualified Legal Compliance Committee”) if authorized to do so by the Board.

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ORGANIZATION

1. COMMITTEE COMPOSITION:

•

Number and Financial Acumen of Committee Members – The Committee shall be appointed by the Board upon the recommendation of the Nominating and Corporate Governance Committee and shall be comprised of not less than three members of the Board. The Committee’s composition will meet the audit committee requirements of the corporate governance standards set forth in the Listed Company Manual of the New York Stock Exchange (the “NYSE”), as amended from time to time.

•

Independence of Committee Members – All of the members of the Committee will be directors who are “independent” within the meaning of Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 303A.02 and 303A.06 of the NYSE Listed Company Manual . and who otherwise comply with the requirements for Committee membership outlined in such sections.

•

Audit Committee Financial Expert – At least one member of the Committee shall be an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K and is “independent” as such term is used in Item 7(d)(3)(iv) of Schedule 14A.

2. GENERAL ORGANIZATION AND MEETINGS

•	Committee Chairperson – The Chairman of the Board shall appoint one member of the Committee as Chairperson, such appointment to be subject to the approval of the Board.

•

Meetings – The Committee will meet on a quarterly basis and as often as necessary to carry out its responsibilities. A majority of members shall constitute a quorum of the Committee and shall be empowered to act on behalf of the Committee. The Committee may delegate its authority, other than its authority to act as the Qualified Legal Compliance Committee, to any subcommittee or member when appropriate. The Committee shall report regularly to the Board and shall review with the Board any issues which arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the

2

performance and independence of the Independent Auditors, or the performance of the internal audit function.

3. ANNUAL REVIEW PROCESS

•	Board Determination of Committee Member Independence – The Board will determine annually that the Committee’s members are independent, as defined by law and relevant SEC and NYSE rules.

•	Board Evaluation of Committee Performance- The Board will evaluate the performance of the Committee annually.

•	Assessment of Charter – The Committee and the Board will review and assess the adequacy of this Charter annually.

FUNCTIONS

The Committee’s job is one of oversight and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the Independent Auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, including the internal audit staff, as well as the Independent Auditors, have more time, knowledge and more detailed information about the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the Independent Auditors’ work.

In performing its duties, the Committee will maintain free and open communication, including private executive sessions at least annually, with the Independent Auditors, internal auditors and management as required by the NYSE Listed Company Manual. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books and records of the Company and the power to retain outside legal, accounting or other advisors, at the expense of the Company. The Committee shall be provided by the Company with appropriate funding for the payment of compensation to the Independent Auditors and to any legal, accounting or other advisors retained by the Committee, and for the payment of the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

3

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances:

1.	OVERSIGHT OF AUDITORS
•

Direct Oversight of Independent Auditors – The Committee shall directly appoint, retain, compensate, evaluate and, where appropriate, terminate the Company’s independent auditors. The Independent Auditors shall report directly to the Committee. The Committee shall be directly responsible for oversight of the Company’s Independent Auditors, including resolution of disagreements between the Company’s management and the Independent Auditors. The Committee’s evaluation shall include the review and evaluation of the lead audit partner of the Independent Auditors. In addition to assuring the regular rotation of the lead audit partner as required by law, the Committee shall consider whether, in order to insure continuing auditor independence, there should be regular rotation of the audit firm itself. The Committee shall present its conclusions with respect to the Independent Auditors to the full board.

•

Obtaining Annual Statement from Independent Auditors – The Committee will obtain annually from its Independent Auditors a formal written statement to the Committee (i) describing the Independent Auditors’ internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review of the Independent Auditors or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the Independent Auditors, and any steps taken to deal with any such issues, and (ii) setting forth all relationships between the Independent Auditors and the Company, consistent with the Independence Standards Board Standard No. 1. The Committee will discuss with the Independent Auditors any disclosed relationships or services which may impact the objectivity and independence of the Independent Auditors.

•	Pre-Approval of Services Provided by the Independent Auditors – As required by the SEC, generally the Committee approves all audit and non-audit services provided by the

4

Independent Auditors including the compensation to be paid. The SEC permits certain limited exceptions to the general rule which the Committee may apply. Details of this pre-approval process are outlined in the Committee’s “Policy Regarding Pre-Approval of Audit and Non-Audit Services.” The Committee may delegate this responsibility to a member or subcommittee which will report any pre-approvals made to the full Committee at its next meeting.

•	Guidelines for Hiring Former Employees of the Independent Auditors – The Committee shall set clear hiring policies for employees or former employees of the Independent Auditors.

2.	AUDIT COMMITTEE’S REVIEW FUNCTION

•

Review Audited Financial Statements – The Committee will review the Company’s audited financial statements (including the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) and discuss them with management and the Independent Auditors. Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K.

•

Review Quarterly Financial Statements – The Committee will review with management and the Independent Auditors the Company’s quarterly financial information (including the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) prior to the Company’s filing of its Quarterly Report on Form 10-Q.

•

Review Alternative Treatments and Critical Accounting Policies – In connection with each review or examination of the Company’s financial statements, the Committee will require that the Independent Auditors timely report to and document for the Committee: (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management; (iii) the ramifications of the use of such alternative

5

disclosures and treatments; and the treatment preferred by the Independent Auditors; (iv) and other material written communications between the Independent Auditors and management, such as any management letter or schedule of unadjusted differences; (v) major issues regarding accounting principals and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; and (vi) analysis prepared by management and/or the Independent Auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements. The Committee shall review with Independent Auditors any differences encountered in the course of the audit work including any restrictions on the scope of the Independent Auditors activities or on access to requested information and any significant disagreement with management.

•

Review of Internal Controls – The Committee will review with management, internal auditors and the Independent Auditors their assessments of the adequacy of internal controls and the resolution of identified material weaknesses and reportable conditions in internal controls.

•

Discuss Regulatory Initiatives and Off-Balance Sheet Structures – The Committee will discuss with management and the Independent Auditors the effects of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

•

Discuss Earnings Press Releases and Guidance – The Committee will discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies including a discussion of the type and presentation of information to be included in earnings press releases (paying particular attention to any use of “pro forma” or “adjusted” non-GAAP information). The Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

6

•

Discuss Pending Litigation – The Committee will discuss with management, corporate counsel and the Independent Auditors, and shall review, material pending litigation and taxation matters and other areas of oversight in the legal and compliance area that may have a material impact on the Company’s financial statements, as appropriate.

•	Discuss Policies with Respect to Risk Assessment and Risk Management – The Committee will discuss the Company’s guidelines and policies that govern risk assessment and risk management.

3.	COMPLAINT PROCEDURES

•

Complaint Procedures – The Committee will implement procedures for (1) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (2) the confidential, anonymous submission by employees of the Company regarding questionable accounting or auditing matters. The current complaint procedures can be found in the Committee’s “Complaint Procedure for Accounting and Audit Matters” which shall be made publicly available.

4.	ANNUAL REPORT

•

Annual Report for Inclusion in Proxy – The Committee will issue annually a report to be included in the Company’s proxy statement (including appropriate oversight conclusions) for the submission to stockholders.

5.	POST-AUDIT REVIEW
•	Management Letter – The Committee will review with management and the Independent Auditors the annual Management Letter comments and management’s responses to each.

6.	OVERSIGHT OF INTERNAL AUDIT FUNCTION

7

•

Oversight of Internal Audit Function – The Committee will review the activities, organizational structure, and qualifications (including a discussion of the responsibilities, budget and staffing) of the Company’s internal audit function. The most senior internal auditor shall have a direct line of communication to the Committee. The Committee will provide the most senior internal auditor the authority to examine all records and issue independent reports in order to supply objectivity to the internal audit process.

•

Review of Adequacy of Internal Audit Function – The Committee will review with management, the Independent Auditors and the most senior internal auditor the adequacy of the Company’s internal audit function.

•	Review of Internal Audit Reports – The Committee will receive and review internal audit reports which will be prepared at least once every quarter.

7.	QUALIFIED LEGAL COMPLIANCE COMMITTEE

•

Qualified Legal Compliance Committee- When authorized by resolution of the Board to serve as the Qualified Legal Compliance Committee, the Committee shall also have the authority and responsibility provided in that Board resolution.

8.	OTHER ACTIVITIES

•

Other Activities – The Committee will perform any other activities required by applicable law, rules or regulations, including the rules of the SEC and the NYSE, and perform such other activities that are consistent with this Charter, the Company’s Certificate of Incorporation, By-Laws, as amended and restated from time to time, and governing laws, as the Committee or the Board deems necessary or appropriate.

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                          return  it in the  postage-paid  envelope  we
                          have   provided   or   return  it  to  Marvel
                          Entertainment,  Inc.,  c/o ADP,  51  Mercedes
                          Way, Edgewood, NY 11717.

                          VOTE BY PHONE - 1-800-690-6903
                          Use any touch-tone telephone to transmit your
                          voting   instructions  up  until  11:59  P.M.
                          Eastern  Time the day before the cut-off date
                          or meeting date. Have your proxy card in hand
                          when   you   call   and   then   follow   the
                          instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE      MARVEL            KEEP THIS PORTION FOR
OR BLACK INK AS FOLLOWS:                MARVEL            YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY
              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

=============================================================================================================
MARVEL ENTERTAINMENT, INC.

The   Board   of   Directors
recommends   that  you  vote
"FOR"   all   the   nominees
listed   under  Item  1  and
"FOR" Item 2.

                                        For     Withhold   For All  To  withhold  authority  to vote for any
                                        All     For All    Except   individual   nominee,   mark   "For  All
Vote on Directors                                                   Except" and write the nominee's  name on
                                                                    the line below

1.  Election of Directors
    Nominees:  01) Avi Arad and
               02) Richard L. Solar      |_|      |_|       |_|      ________________________________________

                                        For   Against   Abstain

Vote on Proposal                        |_|     |_|      |_|

2.   To  ratify  the   appointment   of
     PricewaterhouseCoopers  LLP as the
     Company's  independent  registered
     public accounting firm for 2006.

 PLEASE MARK,  SIGN,  DATE AND RETURN THIS PROXY
 IN THE ENCLOSED POSTAGE-PAID ENVELOPE TODAY.

                                            Yes      No

 HOUSEHOLDING    ELECTION    -   Please     |_|      |_|
 indicate  if you  consent  to  receive
 certain future investor communications
 in a single package per household.

---------------------------------------------   -------------------------------------------
                                    |                                         |
                                    |                                         |  Date
---------------------------------------------   -------------------------------------------
 Signature (PLEASE SIGN WITHIN BOX)    Date       Signature (Joint Owners)       Date
==============================================================================================================

-------------------------------------------------------------------------------

                           MARVEL ENTERTAINMENT, INC.

 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF MARVEL ENTERTAINMENT, INC.
        FOR AN ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 4, 2006.

         The undersigned,  as a holder of common stock, par value $0.1 per share
    ("Common Stock"), of Marvel Entertainment, Inc., a Delaware corporation (the
    "Company") hereby appoints each of John Turitzin and Benjamin Dean with full power  of  substitution,  to vote  all  shares  of  Common  Stock  that  the undersigned  is  entitled  to vote  through  the  execution  of a proxy with respect to the 2006  Annual  Meeting of  Stockholders  of the  Company  (the
    "Annual Meeting") to be held at 2:00 p.m., local time, on May 4, 2006 at the
    Offices of Paul,  Hastings,  Janofsky & Walker LLP, 75 East 55th Street,
    New  York,  New York,  10022 or any and all  adjournments  or  postponements thereof,  and  authorizes  and instructs  said proxies to vote in the manner directed on the reverse side.

         You may revoke  this proxy at any time before it is voted by (i) filing a  revocation  with the  Secretary of the  Company;  (ii)  submitting a duly executed  proxy  bearing  a later  date or time than the date or time of the proxy being  revoked;  or (iii)  attending the Annual  Meeting and voting in person.

         A  stockholder's  attendance  at the Annual  Meeting will not by itself revoke a proxy given by the stockholder.

         Returned  proxy  cards will be voted (1) as  specified  on the  matters listed on the  reverse  side;  (2) FOR each  listed  nominees  election as a director  of the  Company and FOR  approval  of the  proposal  listed on the reverse  side  if no  instructions  to the  contrary  are  made;  and (3) in accordance  with the  judgment of the persons  named as proxies on any other matters that may properly come before the Annual Meeting.

         Print and sign your name on the  reverse  side  exactly  as it  appears
    thereon  and  date  this  card.   When   signing  as   attorney,   executor,
    administrator,  trustee or guardian,  please give full title as such.  Joint owners should each sign. If a corporation, please sign in its full corporate name by its president or an authorized  officer.  If a  partnership,  please sign in the partnership's name by an authorized person.

                  (Continued and to be signed on reverse side)
--------------------------------------------------------------------------------